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                                                                              EXHIBIT 11
                                                                              ----------

                              TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
                  PRIMARY AND FULLY DILUTED EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
                                 (In thousands, except per-share amounts.)

                                                              For Three Months Ended     For Six Months Ended
                                                              ----------------------     ---------------------
                                                              June 30      June 30       June 30      June 30
                                                                1994         1993          1994         1993
                                                              --------     --------      --------     --------
Income before cumulative effect of accounting changes......   $183,938     $111,575      $317,640     $196,420
  Less preferred dividends accrued:
    Market auction preferred...............................         --         (601)           --       (1,246)
    Money market preferred.................................         --         (605)           --       (1,321)
    Series A conversion preferred..........................         --       (6,164)           --      (12,443)
  Add:
    Dividends on series A conversion preferred
      shares assumed converted.............................         --        6,164            --       12,443
    Interest, net of tax and profit sharing effect, on
      convertible debentures assumed converted.............        668          679         1,330        1,350
                                                              --------     --------      --------     --------
Adjusted income before cumulative effect
  of accounting changes....................................    184,606      111,048       318,970      195,203
Cumulative effect of accounting changes....................         --           --            --       (4,173)
                                                              --------     --------      --------     --------
Adjusted net income........................................   $184,606     $111,048      $318,970     $191,030
                                                              ========     ========      ========     ========


Earnings per Common and Common Equivalent Share:
- - ------------------------------------------------
Weighted average common shares outstanding.................     91,944       83,392        91,573       83,087
  Weighted average common equivalent shares:
    Stock option and compensation plans....................      1,219        1,483         1,312        1,358
    Convertible debentures.................................      2,413        2,413         2,413        2,413
    Series A conversion preferred..........................         --        6,544            --        6,610
                                                              --------     --------      --------     --------
  Weighted average common and common equivalent shares.....     95,576       93,832        95,298       93,468
                                                              ========     ========      ========     ========

Earnings per Common and Common Equivalent Share:
  Income before cumulative effect of accounting changes....   $   1.93     $   1.18      $   3.35     $   2.09
  Cumulative effect of accounting changes..................         --           --            --        (0.05)
                                                              --------     --------      --------     --------
  Net income...............................................   $   1.93     $   1.18      $   3.35     $   2.04
                                                              ========     ========      ========     ========

Earnings per Common Share Assuming Full Dilution:
- - -------------------------------------------------
Weighted average common shares outstanding.................     91,944       83,392        91,573       83,087
  Weighted average common equivalent shares:
    Stock option and compensation plans....................      1,311        1,801         1,404        1,787
    Convertible debentures.................................      2,413        2,413         2,413        2,413
    Series A conversion preferred..........................         --        6,544            --        6,610
                                                              --------     --------      --------     --------
  Weighted average common and common equivalent shares.....     95,668       94,150        95,390       93,897
                                                              ========     ========      ========     ========

Earnings per Common Share Assuming Full Dilution:
  Income before cumulative effect of accounting changes....   $   1.93     $   1.18      $   3.34     $   2.08
  Cumulative effect of accounting changes..................         --           --            --        (0.05)
                                                              --------     --------      --------     --------
  Net income...............................................   $   1.93     $   1.18      $   3.34     $   2.03
                                                              ========     ========      ========     ========
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